Exhibit 10.2

FORM OF

ADVISORY AGREEMENT

BY AND AMONG

NEXPOINT RESIDENTIAL TRUST, INC.,

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.

AND

NEXPOINT REAL ESTATE ADVISORS, L.P.

TABLE OF CONTENTS

		Page

1.	Definitions	1
2.	Appointment	3
3.	Duties of the Advisor	3
4.	Authority of Advisor	6
5.	No Partnership or Joint Venture	6
6.	Bank Accounts	6
7.	Records; Access; Confidentiality	7
8.	Limitations on Activities	7
9.	Compensation	7
10.	Expenses	8
11.	Other Services	8
12.	Other Activities of the Advisor	9
13.	Term and Termination	9
14.	Assignment to an Affiliate	11
15.	Payments and Duties Upon Termination	10
16.	Limitation of Liability, Exculpation and Indemnification by the Company and Operating Partnership	10
17.	Indemnification by the Advisor	10
18.	Notices	11
19.	Modification	12
20.	Severability	12
21.	Governing Law; Arbitration	12
22.	Entire Agreement	13
23.	No Waiver	13
24.	Pronouns and Plurals	13
25.	Headings	14
26.	Execution in Counterparts	14

i

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of              , 2015, is entered into by and among NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), NexPoint Residential Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and NexPoint Real Estate Advisors, L.P., a Delaware limited partnership (the “Advisor”).

RECITALS

A. The Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to elect to qualify as a REIT for U.S. federal income tax purposes.

B. The Company is the sole member of the general partner, and is the initial limited partner, of the Operating Partnership.

C. The Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and its Affiliates and to have the Advisor undertake the duties and responsibilities set forth in this Agreement, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided in this Agreement.

D. The Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions set forth in this Agreement.

E. The Board of Directors, including a majority of the Independent Directors, have approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the definitions set forth below:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Administrative Fee” means an annual fee, payable monthly, in an amount equal to 0.20% of the Average Real Estate Assets, determined in accordance with Section 9(b).

“Advisor” means NexPoint Real Estate Advisors, L.P., a Delaware limited partnership.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (ii) any executive officer, director, trustee or general partner of such other Person; and (iii) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Articles of Incorporation” means the Articles of Amendment and Restatement of the Company, as hereafter amended from time to time.

“Average Real Estate Assets” means the average of the aggregate book value of Real Estate Assets before reserves for depreciation or other non-cash reserves, computed by taking the average of the book values of Real Estate Assets at the end of each month (or partial month) (i) for which any fee under this Agreement is calculated or (ii) during the year for which any Expense reimbursement under this Agreement is calculated.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended and as the same are in effect from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Contributed Assets” means all of the Real Estate Assets described in the information statement filed as an exhibit to the Registration Statement as properties to be owned or subject to probable acquisition by the Company or the Operating Partnership upon completion of the Spin-Off.

“Director” means a member of the Board of Directors.

“Distribution Date” means the “distribution date,” as such term is defined in the information statement included in the Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Highland” means Highland Capital Management, L.P., a Delaware limited partnership.

“Independent Director” means a Director who would not be an “interested person” (as defined in the 1940 Act) of the Company.

“Investment Guidelines” means the investment guidelines and other investment parameters for Investments, financing activities and other operations established from time to time by the Board or as disclosed in the Registration Statement.

“Investments” means any investments by the Company or the Operating Partnership in Real Estate Assets or any other asset.

“Joint Ventures” means any joint venture or partnership arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, member or partner, which are established to own Investments.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“Management Fee” means an annual fee, payable monthly, in an amount equal to 1.00% of the Average Real Estate Assets, determined in accordance with Section 9(b).

“New Assets” means all of the Average Real Estate Assets other than the Contributed Assets.

“NYSE” means the New York Stock Exchange.

“Offering” means any public or private offering of equity or debt securities of the Company that is consummated subsequent to the date of this Agreement, excluding Shares offered under any employee benefit plan of the Company and Shares distributed in the Spin-Off.

“Offering Expenses” means any and all expenses (other than underwriters’ discounts) paid or to be paid by the Company in connection with an Offering, including, without limitation, the Company’s legal, accounting, printing, mailing and filing fees and other documented offering expenses.

“Operating Expenses” means all out-of-pocket expenses of the Advisor in performing services for the Company, including the expenses incurred by the Advisor in connection with any provision by the Advisor of legal, accounting, financial and due diligence services performed by the Advisor that outside professionals or outside consultants would otherwise perform. Operating Expenses also include the

Company’s pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Advisor required for the Company’s operations. Operating Expenses do not include expenses for the administrative services described on Exhibit A to this Agreement.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

“Real Estate Assets” means any investment by the Company or the Operating Partnership (including, without limitation, reserves for capital expenditures) in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly, through a direct or indirect subsidiary of the Company or the Operating Partnership or through a Joint Venture.

“Real Property” means real property owned from time to time by the Company or the Operating Partnership, either directly, through a direct or indirect subsidiary of the Company or the Operating Partnership or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only, (iv) real estate-related securities (including preferred stock), mortgage, bridge or mezzanine loans, or (v) such investments the Board or the Advisor designate as Real Property to the extent such investments could be classified as Real Property.

“Registration Statement” means the Company’s Registration Statement on Form 10 (No. 001-36663), as amended from time to time.

“REIT” means a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of the Company’s common stock, par value $0.01 per share.

“Spin-Off” has the meaning given in the information statement filed as an exhibit to the Registration Statement.

“Stockholders” means the registered holders of the Shares.

“VWAP” means volume-weighted average price.

2. Appointment. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. Duties of the Advisor. The Advisor, in its capacity as manager of the assets and the day-to-day operations of the Company and the Operating Partnership, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Advisor hereby. The Advisor will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(a) serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership, including the administrative services described on Exhibit A to this Agreement;

(c) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e) subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) negotiate the terms of and arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) negotiate and enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure and negotiate corresponding agreements and oversee and monitor these relationships; (ix) engage, oversee, supervise and evaluate property managers who perform services for the Company or the Operating Partnership; (x) engage, oversee, supervise and evaluate Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; and (xii) recommend various liquidity events to the Board when appropriate;

(f) upon request, but no less than quarterly, provide the Board with periodic reports regarding prospective investments;

(g) negotiate the terms of and make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h) within the discretionary limits and authority as granted by the Board, negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(i) at least quarterly, and at any other time reasonably requested by the Board, obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

(j) at least quarterly, and at any other time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement (including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates), the composition and characteristics of the Company’s portfolio, and compliance with the Company’s Investment Guidelines and other policies approved from time to time by the Board;

(k) provide the Company and the Operating Partnership with all necessary cash management services;

(l) deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m) notify the Board of all proposed transactions outside of the Advisor’s delegated authority before they are completed and obtain Board approval of same;

(n) negotiate and effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(o) perform investor-relations and Stockholder communications functions for the Company;

(p) render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(q) maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(r) do all things necessary to assure its ability to render the services described in this Agreement;

(s) advise the Company and the Operating Partnership regarding the maintenance of the Company’s qualification as a REIT and monitor the Company’s compliance with the various REIT qualification requirements and other rules set forth in the Code and any applicable treasury regulations promulgated under the Code, as amended from time to time, and use its commercially reasonable efforts to cause the Company to maintain its qualification as a REIT for U.S. federal income tax purposes;

(t) advise the Company and the Operating Partnership regarding the maintenance of their exemptions from the status of an investment company required to register under the 1940 Act, and monitor compliance with the requirements for maintaining such exemptions and using commercially reasonable efforts to cause them to maintain such exemptions from such status;

(u) assist the Company and the Operating Partnership in qualifying to do business in all applicable jurisdictions in which the Company, the Operating Partnership or their subsidiaries do business, and ensure that the Company, the Operating Partnership and their respective subsidiaries obtain and maintain all applicable licenses;

(v) assist the Company and the Operating Partnership in complying with all regulatory requirements applicable to them with respect to their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or the NYSE;

(w) if requested by the Company, provide, or cause another qualified third party to provide, such internal audit, compliance and control services as may be required for the Company, the Operating Partnership and their subsidiaries to comply with applicable law (including the Securities Act and the Exchange Act), regulation (including Securities and Exchange Commission regulations) and the rules and requirements of the NYSE or such other securities exchange on which the Shares are listed, and as otherwise requested by the Board;

(x) handle and resolve on behalf of the Company and the Operating Partnership (including their respective subsidiaries) all routine claims, disputes or controversies, including all routine litigation, arbitration, settlement or other proceedings or negotiations, in which the Company, the Operating Partnership or their respective subsidiaries may be involved or to which they may become subject, subject to such limitations or parameters as may be imposed from time to time by the Board; and

(y) use commercially reasonable efforts to cause the Company, the Operating Partnership and their respective subsidiaries to comply with all applicable laws.

Notwithstanding the foregoing, to the extent such duties may be delegated by an investment company consistent with Section 15 of the 1940 Act, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor remains responsible for the performance of the duties set forth in this Section 3; provided, however, that the delegation by the Advisor of any of the foregoing duties to another Person shall not result in an increased Administrative Fee, Management Fee or additional expenses payable hereunder.

4. Authority of Advisor.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b) Notwithstanding anything herein to the contrary, the Advisor shall obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, in connection with (i) any Investment for which the portion of the consideration paid out of the Company’s Equity (defined below) equals or exceeds $50,000,000, (ii) any investment that is inconsistent with the Company’s publicly disclosed Investment Guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the Board from time to time, or (iii) any engagement of Affiliated service providers on behalf of the Company or the Operating Partnership, which engagement terms will be negotiated on an arm’s length basis. “Equity” means the Company’s cash on hand, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant Investment.

(c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

(d) For the period and on the terms and conditions set forth in this Agreement, the Company, the Operating Partnership and each of their respective subsidiaries hereby constitutes, appoints and authorizes the Advisor as its true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into agreements, instruments and authorizations on their behalf, on such terms and conditions as the Advisor, acting in its sole and absolute discretion, deems necessary or appropriate (subject to any limitations imposed by the Board). This power of attorney is deemed to be coupled with an interest.

5. No Partnership or Joint Venture. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the authority granted under Section 4 and in such other circumstances as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall upon request render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

7. Records; Access; Confidentiality. The Advisor shall maintain appropriate books of accounts and records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership. The Advisor shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of the Board, (ii) to legal counsel, accountants or other professional advisors or consultants engaged by the Company, (iii) to appraisers, financing sources and others in the ordinary course of the Company’s business, (iv) to governmental officials having jurisdiction over the Company and the Operating Partnership (including their respective subsidiaries), (v) in connection with any governmental or regulatory filings of the Company, the Operating Partnership or of their subsidiaries, or disclosure or presentations to Company investors, (vi) as required by law or legal process to which the Advisor or any Person to whom disclosure is permitted hereunder is a party, or (vii) to the extent such information is otherwise publicly available through the actions of a Person other than the Advisor not resulting from Advisor’s violation of this Section 7. The confidentiality provisions of this Section 7 shall survive for a period of one year after the expiration or earlier termination of this Agreement.

8. Limitations on Activities. Notwithstanding anything herein to the contrary, the Advisor shall not intentionally or with gross negligence, reckless disregard or bad faith take any action that, would (a) adversely affect the maintenance of the Company’s qualification as a REIT under the Code, unless the Board has determined that the maintenance of the Company’s REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the 1940 Act, except to the extent the Company and the Advisor have undertaken in this Agreement and the Articles of Incorporation to comply with Section 15 of the 1940 Act in connection with the entry into, continuation of, or amendment of this Agreement or any advisory agreement (c) be contrary to or inconsistent with the Company’s Investment Guidelines or (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. The Advisor shall comply in all material respects with all applicable law and regulations, including, without limitation, applicable provisions of the Investment Advisers Act of 1940, as amended, and the regulations promulgated thereunder.

9. Compensation.

(a) During the term hereof, as the same may be extended from time to time, the Company shall pay the Advisor the Administrative Fee and the Management Fee. The Advisor shall compute each installment of the Administrative Fee and the Management Fee as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. A copy of the computations made by the Advisor to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board. The Administrative Fee and the Management Fee shall be paid in cash unless the Advisor elects, in its sole discretion, to receive all or a portion of the Administrative Fee and the Management Fee in Shares; provided, that (i) such election to receive all or a portion of the fees in Shares shall be made by notice to the Board (the “Election Notice”) at the time the Advisor delivers to the Board the computation of the Administrative Fee and the Management Fee for such month and (ii) the Advisor’s ability receive Shares in payment of all or a portion of the Administrative Fee and the Management Fee shall be subject to Section 9(c). To the extent that the Advisor elects to receive Shares in payment of all or a portion of the Administrative Fee or the Management Fee for any particular month, the number of Shares payable to the Advisor for such month shall equal (A) the dollar amount of the portion of the monthly installment of the Administrative Fee and the Management Fee payable in Shares (as set forth in the Election Notice) divided by (B) the VWAP per Share for the 10 trading days prior to the end of the month for which the Management Fee will be paid. The Management Fee shall be payable independent of the performance of the Company, the Operating Partnership or the Investments.

(b) In calculating the Administrative Fee and the Management Fee, the Company will categorize the Average Real Estate Assets into either Contributed Assets or New Assets. The Administrative Fee on the Contributed Assets may not exceed $         in any calendar year. The Management Fee on the Contributed Assets may not exceed $         in any calendar year. The Administrative Fee and the Management Fee on the portion of the Average Real Estate Assets categorized as New Assets will not be subject to any maximum amount in any calendar year. The Adviser may waive a portion of its fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis.

(c) The Advisor’s ability to receive Shares in payment of all or a portion of the Administrative Fee or the Management Fee due to the Advisor under this Agreement shall be subject to the following: (i) the ownership of such Shares by the Advisor shall not violate the limit on ownership of Shares set forth in the Articles of Incorporation or otherwise raise a material risk to the status of the Company as a REIT, after giving effect to any exception from such limit that the Board may grant to the Advisor or its Affiliates; and (ii) the Company’s issuance of such Shares to the Advisor shall comply with all applicable restrictions under the U.S. federal securities laws and the rules of the NYSE.

(d) As a component of the Advisor’s compensation and in addition to the Administrative Fee and the Management Fee, the Company may issue to personnel of the Advisor equity-based compensation under the Company’s equity compensation plan or plans.

(e) The Company agrees to provide reasonable registration rights to the Advisor and its Affiliates in a form of registration rights agreement to be mutually agreed.

10. Expenses.

(a) In addition to the compensation paid to the Advisor pursuant to Section 9, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the documented Operating Expenses and Offering Expenses (together, “Expenses”) paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement. Any Expenses payable by the Company or reimbursable to the Advisor pursuant to this Agreement shall not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. Reimbursement of Operating Expenses under this Section 10, plus stock-based compensation granted under any Company equity compensation plan, plus Administrative Fees and Management Fees under Section 9, may not exceed 1.5% of Average Real Estate Assets for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the Company’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of Real Estate Assets.

(b) The Advisor shall prepare a statement documenting all Expenses incurred during each month, and shall deliver such statement to the Company within 15 business days after the end of each month. Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no later than the 15th business day immediately following the date of delivery of such statement of Expenses to the Company.

11. Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. Other Activities of the Advisor. Except as set forth in this Section 12, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by Highland or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Board acknowledges that the Advisor and its Affiliates are subject to various conflicts of interest, including without limitation, those set forth in the Registration Statement and the Advisor’s Form ADV. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or is reasonably likely to create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

13. Term and Termination.

(a) Duration. This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed following: (1) the approval of the Company’s Board of Directors, including approval by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, in each case in accordance with Section 15(c) of the 1940 Act, regardless of whether the 1940 Act is otherwise applicable to the Company; (2) the approval by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company and (3) the approval by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of NexPoint Credit Strategies Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 13(c), so long as such continuance is approved at least annually (a) by either the Company’s Board of Directors or by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company and (b) in either event, by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, in accordance with Section 15(c) of the 1940 Act.

(b) Amendment. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be approved, in accordance with Section 15(c) of the 1940 Act to the extent such amendment, waiver discharge or termination would have been required under Section 15 of the 1940 Act had the Company been a registered investment company, regardless of whether the 1940 Act is otherwise applicable to the Company.

(c) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors, or by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company, or by the Advisor, in each case on not more than 60 days’ nor less than 30 days’ prior written notice to the other party.

(d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

14. Payments and Duties Upon Termination.

(a) Amounts Owed. After the Effective Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all amounts then accrued and owing to the Advisor.

(b) Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) reasonably cooperate with the Company and the Operating Partnership, at the Company’s expense, to provide an orderly management transition.

15. Limitation of Liability, Exculpation and Indemnification by the Company and Operating Partnership.

(a) Whether or not expressly provided in this Agreement, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Advisor or any of its respective Affiliates and their respective partners, members, officers, directors, employees and agents (including parties acting as agents for the execution of transactions) (each, a “Covered Person” and collectively, “Covered Persons”) shall be subject to the provisions of this Section.

(b) To the fullest extent permitted by law, no Covered Person shall be liable to the Company and the Operating Partnership (including but not limited to (i) any act or omission by any Covered Person in connection with the conduct of the business of the Company or the Operating Partnership, that is determined by such Covered Person in good faith to be in or not opposed to the best interests of the Company or the Operating Partnership, (ii) any act or omission by any Covered Person based on the suggestions of any professional advisor of the Company or the Operating Partnership whom such Covered Person believes is authorized to make such suggestions on behalf of the Company or the Operating Partnership, (iii) any act or omission by the Company or the Operating Partnership, or (iv) any mistake, negligence, misconduct or bad faith of any broker or other agent of the Company or the Operating Partnership selected by the Covered Person with reasonable care), unless any act or omission by such Covered Person constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction).

(c) A Covered Person may consult with legal counsel or accountants selected by such Covered Person and any act or omission by such Covered Person on behalf of the Company or the Operating Partnership or in furtherance of the business of the Company or the Operating Partnership in good faith in reliance on and in accordance with the advice of such counsel or accountants shall be full justification for the act or omission, and such Covered Person shall be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

(d) To the fullest extent permitted by law, the Company or the Operating Partnership shall indemnify and save harmless Covered Persons, from and against any and all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Covered Person and arise out of or in connection with the business or investments of the Company or the Operating Partnership, or the performance by the Covered Person of its responsibilities hereunder, provided that the Covered Person shall not be entitled to indemnification hereunder to the extent the Covered Person’s conduct constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction). The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person’s conduct constituted bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties.

(e) Expenses incurred by a Covered Person in defense or settlement of any claim that shall be subject to a right of indemnification hereunder, shall be advanced by the Company or the Operating Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount advanced to the extent that it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder.

(f) The right of any Covered Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which the Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall be extended to the Covered Person’s successors, assigns and legal representatives.

(g) The provisions of this Section are expressly intended to confer benefits upon Covered Persons and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

(h) No Covered Person shall be liable hereunder for any settlement of any action or claim effected without its written consent thereto.

16. Indemnification by the Advisor.

(a) The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any written advice or written recommendation given by the Advisor.

(b) Notwithstanding anything in this Agreement to the contrary, the aggregate maximum amount that the Advisor may be liable to the Company or the Operating Partnership pursuant to this Agreement shall, to the extent not prohibited by law, never exceed the amount of the Management Fees received by the Advisor under this Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability shall have occurred. In no event shall the Advisor be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The foregoing limitations shall not apply to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties of the Advisor.

(c) The provisions of this Section are expressly intended to confer benefits upon the Company and the Operating Partnership and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

17. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	NexPoint Residential Trust, Inc. 300 Crescent Court Suite 700 Dallas, Texas 75201 Attention: Brian Mitts

with a copy to:

Jones Day 2727 N. Harwood Street Dallas, Texas 75201 Attention: Charles T. Haag

To the Operating Partnership:	NexPoint Operating Partnership, LP 300 Crescent Court Suite 700 Dallas, Texas 75201 Attention: Brian Mitts

with a copy to:

Jones Day 2727 N. Harwood Street Dallas, Texas 75201 Attention: Charles T. Haag

To the Advisor:	NexPoint Real Estate Advisors, L.P. 300 Crescent Court Suite 700 Dallas, Texas 75201 Attention: Brian Mitts

with a copy to:

Highland Capital Management, L.P. 300 Crescent Court Suite 700 Dallas, Texas 75201 Attention: Thomas Surgent

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 17.

18. Modification. This Agreement shall not be amended, supplemented, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

19. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

20. Governing Law; Arbitration. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof. In the event there is an unresolved legal dispute between the parties and/or any of their respective officers, directors, partners, employees, agents, Affiliates or other representatives that involves legal rights or remedies arising from this Agreement, the parties agree to submit their dispute to binding arbitration under the authority of the Federal Arbitration Act; provided, however, that Highland or such applicable Affiliate thereof may pursue a temporary restraining order and/or preliminary injunctive relief in connection with any confidentiality covenants or agreements binding on the other party, with related expedited discovery for the parties, in a court of law, and, thereafter, require arbitration of all issues of final relief. The arbitration will be conducted by the American Arbitration Association, or another, mutually agreeable arbitration service. A panel of three arbitrators will preside over the arbitration and will together deliberate, decided and issue the final award. The arbitrators shall be duly licensed to practice law in the State of Texas. The discovery process shall be limited to the following: Each side shall be permitted no more than (i) two party depositions of six hours each (Each deposition is to be taken pursuant to the Texas Rules of Civil Procedure); (ii) one non-party deposition of six hours; (iii) twenty-five interrogatories; (iv) twenty-five requests for admission; (v) ten requests for production (In response, the producing party shall not be obligated to produce in excess of 5,000 total pages of documents. The total pages of documents shall include electronic documents); (vi) one request for disclosure pursuant to the Texas Rules of Civil Procedure. Any discovery not specifically provided for in this paragraph, whether to parties or non-parties, shall not be permitted. The arbitrators shall be required to state in a written opinion all facts and conclusions of law relied upon to support any decision rendered. The arbitrators will not have the authority to render a decision that contains an outcome determinative error of state or federal law, or to fashion a cause of action or remedy not otherwise provided for under applicable state or federal law. Any dispute over whether the arbitrators have failed to comply with the foregoing will be resolved by summary judgment in a court of law. In all other respects, the arbitration process will be conducted in accordance with the American Arbitration Association’s dispute resolution rules or other mutually agreeable, arbitration service rules. The party initiating arbitration shall pay all arbitration costs and arbitrator’s fees, subject to a final arbitration award on who should bear costs and fees. All proceedings shall be conducted in Dallas, Texas, or another mutually agreeable site. Each party shall bear its own attorneys fees, costs and expenses, including any costs of experts, witnesses and/or travel, subject to a final arbitration award on who should bear costs and fees. The duty to arbitrate described above shall survive the termination of this Agreement. Except as otherwise provided above, the parties hereby waive trial in a court of law or by jury. All other rights, remedies, statutes of limitation and defenses applicable to claims asserted in a court of law will apply in the arbitration.

21. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

22. No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

23. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

24. Headings. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NEXPOINT RESIDENTIAL TRUST, INC.

By:
Name:
Title:

NEXPOINT RESIDENTIAL OPERATING PARTNERSHIP, LP

By:	NexPoint Residential Trust Operating Partnership GP, LLC., its General Partner

By:
Name:
Title:

NEXPOINT REAL ESTATE ADVISORS, L.P.

By:
Name:
Title:

[Signature Page to Advisory Agreement]

EXHIBIT A

Description of Administration Services.

Advisor will perform the following administration services:

(i)	Prepare monthly transaction listings;

(ii)	Supply various normal and customary portfolio and Company statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file the Company’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Company and its contractual service providers;

(v)	Coordinate printing of the Company’s annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the quarterly and annual financial statements;

(viii)	Monitor the Company’s compliance with the Internal Revenue Code of 1986, as amended, SEC reporting requirements;

(ix)	Prepare, coordinate with the Company’s counsel and coordinate the filing with the SEC: quarterly reports on Form 10-Q; annual reports on Form 10-K, in each case based upon information provided by the Company; assist in the preparation of Forms 3, 4 and 5 pursuant to Section 16 of the 1934 Act for the officers and directors of the Company, such filings to be based on information provided by those persons;

(x)	Assist in the preparation of notices of meetings of shareholders, coordinate preparation of proxy statements, including obtaining information required to be disclosed by applicable regulations and the engagement of proxy solicitors on behalf of the Company;

(xi)	Assist in obtaining directors’ and officers’/errors and omissions insurance policies for the Company, including evaluation of insurance carriers, recommending appropriate coverage levels and evaluating the costs thereof, as such policies are approved by the Company’s Board of Directors;

(xii)	Draft agendas and resolutions for quarterly and special board meetings;

(xiii)	Coordinate the preparation, assembly and posting of board materials;

(xiv)	Attend board meetings and draft minutes thereof;

(xv)	Maintain the Company’s calendar to assure compliance with various filing and board approval deadlines;

(xvi)	Assist the Company in the handling of SEC examinations and responses thereto;

(xvii)	If the chief executive officer or chief financial officer of the Company is required to provide a certification as part of the Company’s Form 10-Q or Form 10-K filing pursuant to regulations

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promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, Advisor will provide (to such person or entity as agreed between the Company and Advisor) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Company and Advisor from time to time. Advisor shall be required to provide the subcertification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

(xviii)	Prepare and coordinate the Company’s state notice filings;

(xix)	Furnish the Company office space in the offices of Advisor, or in such other place or places as may be agreed from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs of the Company;

(xx)	Perform clerical, bookkeeping and other administrative services not provided by the Company’s other service providers;

(xxi)	Determine or oversee the determination of the Company’s Average Real Estate value in accordance with the Company’s policies as adopted from time to time by the Board of Directors;

(xxii)	Oversee the maintenance by the Company’s custodian and transfer agent and dividend disbursing agent of certain books and records of the Company and maintain (or oversee maintenance by such other persons as approved by the Board of Directors) such other books and records required by law or for the proper operation of the Company;

(xxiii)	Prepare such information and reports as may be required by any stock exchange or exchanges on which the Company’s shares are listed;

(xxiv)	Determine the amounts available for distribution as dividends and distributions to be paid by the Company to its shareholders; calculate, analyze and prepare a detailed income analysis and forecast future earnings for presentation to the Board of Directors; prepare and arrange for dividend notices to shareholders, as applicable, and provide the Company’s dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Company’s dividend reinvestment plan, if any;

(xxv)	Serve as liaison between the Company and each of its service providers;

(xxvi)	Assist in monitoring and tracking the daily cash flows of the individual assets of the Company, as well as security position data of portfolio investments; assist in resolving any identified discrepancies with the appropriate third party, including the Company’s custodian, administrative agents and other service providers, through various means including researching available data via agent notices, financial news and data services, and other sources;

(xxvii)	Monitor compliance with leverage tests under the Company’s credit facility, if any, and communicate with leverage providers and rating agencies;

(xxviii)	Coordinate negotiation and renewal of credit agreements for presentation to the Board of Directors;

(xxix)	Coordinate negotiations of agreements with counterparties and the Company’s custodian for derivatives and similar transactions, as applicable;

(xxx)	Provide assistance with the closing of Real Estate Asset purchases and dispositions;

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(xxxi)	Coordinate and oversee the provision of legal services to the Company;

(xxxii)	Cooperate with the Company’s independent registered public accounting firm in connection with audits and reviews of the Company’s financial statements, including interviews and other meetings, as necessary;

(xxxiii)	Provide Secretary and any Assistant Secretaries, Treasurer and any Assistant Treasurers and other officers for the Company as requested;

(xxxiv)	Develop or assist in developing guidelines and procedures to improve overall compliance by the Company;

(xxxv)	Determine and monitor expense accruals for the Company;

(xxxvi)	Authorize expenditures and approve bills for payment on behalf of the Company;

(xxxvii)	Monitor the number of shares of the Company registered and assist in the registration of additional shares, as necessary;

(xxxviii)	Exercise or procure the exercise of any rights of the Company with respect to any class action proceedings or other legal action concerning investments of the Company;

(xxxix)	Prepare such reports as the Board of Directors of the Company may request from time to time; and

(xl)	Perform such additional administrative duties relating to the administration of the Company as may subsequently be agreed upon in writing between the Company and Advisor.

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